U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2004

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11480	41-1412084
(Commission File Number)	(I.R.S. Employer Identification Number)

8500 Evergreen Blvd. NW

Minneapolis, MN 55433

(Address of Principal Executive Office) (Zip Code)

763-786-0302

(Registrant’s Telephone Number, Including Area Code)

540 Sylvan Avenue, Englewood Cliffs, NJ 07632

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 7, 2004, the Board accepted the resignation of Dr. Stephane Allard as our C.E.O. and President. Dr. Allard remains a member of our Board of Directors. Additionally, Dr. Allard has accepted the position of Director of Medical Affairs for Accentia, Inc., our parent corporation. Dr. Allard’s efforts will be divided among various Accentia, Inc. subsidiaries, including BioVest.

The Board appointed our Chairman and a director, Dr Steven Arikian, to replace Dr. Allard as President and CEO. In connection with the appointment, Dr Arikian was granted options to purchase 200,000 shares of our common stock at an exercise price of $0.50 per share, vested immediately and exercisable for ten years.

The Company noted the need to make material reductions in our staff size in an effort to reduce overhead and to reflect current staffing requirements. Anticipated reductions in staff will be in all divisions of our core business; however, no reductions are expected in staff considered critical to the development of the vaccine to treat indolent follicular non-Hodgkins lymphoma or the development of commercially-adaptable vaccine-related prototype equipment. The reductions will be made immediately through a combination of attrition, termination and furlough.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.
(Registrant)

Date: September 9, 2004	/s/ James A. McNulty
James A. McNulty, CFO
Chief Financial Officer